Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-262692 on Form F-4 of Waldencast plc of our report dated December 23, 2021 relating to the financial statements of Obagi Global Holdings Limited. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Costa Mesa, CA
March 18, 2022